AMENDED
                                 SCHEDULE 14 C

               INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                          Check the appropriate box:

                    [X]  Preliminary information statement
                   [   ]    Definitive information statement

       Confidential, for use of the Commission only (as permitted by Rule
                                 14c-5(d)(2))

                            PLANET RESOURCES, INC.
                 (NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

              Payment of Filing Fee (Check the appropriate box):

                             [X]  No fee required.
  [  ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title  of  each class of securities to which transaction applies:   Not
Applicable.
(2) Aggregate  number  of  securities  to  which transaction applies:   Not
Applicable.
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable.
(4) Proposed  maximum  aggregate  value  of  transaction:   Not Applicable.
(5) Total  fee  paid:      Not  Applicable.

[    ]  Fee  paid  previously  with  preliminary  materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount  Previously  Paid:  Not  Applicable.
(2)    Form,  Schedule  or  Registration  Statement  No.    :  Not Applicable.
(3)    Filing  Party:  Not  Applicable.
(4)    Date  Filed:  Not  Applicable.

                              [GRAPHIC OMITTED]

                            PLANET RESOURCES, INC.
                           4301 WINDFERN, SUITE 2001
                             HOUSTON, TEXAS 77041

                                 June 17, 1999

Dear  Stockholder:

     This Information Statement is being provided to inform you that the holders of a majority of the outstanding common stock of Planet Resources, Inc. (the "Company"), has delivered to the Company written consent to the following actions:

          1. Amending the Certificate of Incorporation of the Company to change the name of the corporation to "Internet Law Library, Inc."

          2. Amending the Certificate of Incorporation of the Company to increase its authorized shares of common stock from 10,000,000 shares, par value $0.001, to 30,000,000 shares, par value $0.001.

          3. Amending the By Laws of the Company to increase the maximum age a director and officer is permitted to serve from 70 to 80.

          4.          Approving  the  Company's  1999  Stock  Option  Plan;

          5.          Approving    the  Company  1999  Director  Option  Plan;

          6.          Approving  the Company Employee Stock Purchase Plan; and

     The actions taken by the holders of a majority of the outstanding common stock will become effective twenty (20) days from the date hereof.

     This Information Statement is being provided to you for information purposes only. Your vote is not required to approve the Actions. This Information Statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one.

Very  truly  yours,


/s/Jonathan  C.  Gilchrist
--------------------------
Jonathan  C.  Gilchrist
Secretary

                             INFORMATION STATEMENT
                                      OF
                            PLANET RESOURCES, INC.

                      NOTICE TO STOCKHOLDERS PURSUANT TO
             SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934


     This Information Statement is being furnished to the holders of common stock, par value $.001 per share (the "Company Common Stock"), of Planet Resources, Inc., a Delaware corporation (the "Company") to inform you that the Board of Directors of the Company and the holders of a majority of the outstanding Company Common Stock have authorized, by written consent dated March 31, 1999: (i) an amendment to the Certificate of Incorporation of the Company to change the name of the corporation to "Internet Law Library, Inc.,"
(ii) an amendment to the Certificate of Incorporation of the Company to increase its authorized shares of common stock from 10,000,000 shares, par value $0.001, to 30,000,000 shares, par value $0.001, (iii) an amendment to the By Laws of the Company to increase the maximum age a director and officer is permitted to serve from 70 to 80, (iv) approval of the Company's 1999 Stock Option Plan, (v) approval of the Company 1999 Director Option Plan, and (vi) approval of the Company Employee Stock Purchase Plan.


                 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

                       REQUESTED NOT TO SEND US A PROXY


                        AMENDMENT TO THE CERTIFICATE OF
                    INCORPORATION TO CHANGE NAME OF COMPANY

     Pursuant to the Consent, the name of the Company will be changed from "Planet Resources, Inc." to "Internet Law Library, Inc." The name change will become effective upon the proper filing of Certificate of Amendment to the Certificate of Incorporation

     The decision to change the name of the Company was based on the desire of management that the name of the Company reflect the Company's present business purpose.

                        AMENDMENT TO THE CERTIFICATE OF
               INCORPORATION TO INCREASE THE NUMBER OF SHARES OF
                COMMON STOCK THE COMPANY IS AUTHORIZED TO ISSUE

     Pursuant to the Consent, the Certificate of Incorporation of the Company will be amended to increase the number of shares of Common Stock the Company is authorized to issue from 10 million shares, par value $.001 per share to 30 million shares, par value $.001 per share.


                            1999 STOCK OPTION PLAN

     On March 30, 1999, the Board of Directors of the Company adopted the 1999 Stock Option Plan for the Company (the "Plan"). Under the Plan, the Option Committee of the Board of Directors (a committee which consists of a minimum of two members of the Board of Directors, none of whom may be an employee of the Company) in its discretion may grant stock options to purchase common stock of the Company (either incentive or non-qualified stock options) and stock appreciation rights ("SARs") to officers and employees, including directors who are employees, of the Company. Subject to certain limitations set forth in the Plan, the Option Committee has discretion to determine the terms and conditions upon which the options may be exercised. The Company has reserved 300,000 shares of common stock for the grant of options under the Plan, subject to anti-dilution provisions.

SUMMARY  OF  PLAN  PROVISIONS

     The following is a summary of the terms of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan.

     Employees of the Company or any subsidiary of the Company who are executive, administrative, professional or technical personnel with responsibilities affecting the management, direction, development and financial success of the Company or its subsidiaries are eligible to participate in the Plan. As of the date of this Information Statement there are no employees eligible to participate in the Plan.

     Subject to certain limitations in the Plan, the Option Committee under the Plan has the discretion from time to time to grant incentive stock options, non-qualified options, stock appreciation rights ("SARs"), either individually or in combination.

     Stock options under the Plan give the optionee the right to purchase a number of shares of the Company's common stock at future dates within ten years of the date of grant. The exercise price may be the fair market value of the stock on the date of grant or such other price as the committee may determine, but with respect to incentive stock options, not less than 100% of such fair market value or, if granted to an individual who owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company, 110% of fair market value. The purchase price to be paid upon exercise of the option may be paid in the committee's discretion: (i) in cash or by certified check; (ii) by delivery of shares of the Company's common stock or by authorizing the Company to retain shares of the Company's common stock which would be issuable on exercise of the option or by certifying shares of common stock for later delivery with a fair market value at the time of exercise equal to the total option price; (iii) by delivery of a note; (iv) by extension of credit by a broker-dealer; or (v) in the discretion of the committee, by a combination of the methods described above. The fair market value of shares of common stock on a particular date is defined as (i) the closing price of the common stock as quoted on an established stock exchange or a national market system as quoted on that date, (ii) a mean between the highest and lowest bid and asked price per share of the common stock on the National Association of Securities Dealers Automatic Quotation System ("NASDAQ") or as regularly quoted by a recognized securities dealer for the last trading day before such date or (iii) in the absence of a reliable market, by a formula fixed by the Board of Directors.

     The Option Committee may grant SARs in conjunction with all or part of any stock option granted under the Plan and the exercise of such an SAR shall require the cancellation of a corresponding portion of the stock option (and the exercise of a stock option shall result in a corresponding cancellation of the SAR). In the case of a stock option other than an incentive stock option, such SARs may be granted either at or after the time of grant of such stock option. In the case of an incentive stock option, such SARs may be granted only at the time of grant of such stock option. An SAR may also be granted on a stand alone basis.

     The term of an SAR shall be established by the Option Committee. If granted in conjunction with a stock option, the SAR shall have a term which is the same as the period for the stock option and shall be exercisable only at such time or times and to the extent the related stock options would be exercisable. An SAR which is granted on a stand alone basis shall be for such period and shall be exercisable at such times and to the extent determined by the Option Committee.

     Upon the exercise of an SAR, an employee shall be entitled to receive an amount in cash, shares of common stock or both as determined by the Option Committee equal in value to the excess of the fair market value per share of the common stock over the exercise price per share of common stock subject to the option multiplied by the number of shares of common stock in respect of which the SAR is exercised. In the case of an SAR granted on a stand-alone basis, the Option Committee shall specify the value to be used.

     The Option Committee has the right to amend any provision of an option or SAR at any time after issuance; provided, however, no amendment may be made to increase the exercise price, extend the date on which such option or SAR or any installment thereof shall become exercisable or shorten the term of the option or SAR without the consent of the holder.

     The Plan permits an optionee to exercise any outstanding option or SAR during the three months after termination of employment, unless the optionee's employment is terminated for cause (as determined by the committee) or is
terminated  without  the  consent  of  the  Company.    A  holder's  legal
representatives have twelve months after the holder's death to exercise an outstanding option or SAR. In either instance, such option or SAR may be exercised only to the extent that the option or SAR was exercisable on the date of termination and only prior to the time the option or SAR expires. If the holder terminates employment due to retirement, the exercise period of an outstanding option or SAR which is exercisable on the retirement date shall continue for a period of sixty months after such termination or the remainder of the option period, whichever is less. The Company may in its discretion cause an option to be forfeited if, at any time more than three months after termination of employment due to retirement, the holder engages in detrimental activity, as defined in the Plan.

     The Board is authorized to amend or terminate the Plan. Stockholder approval will be required for a Plan amendment only if and to the extent such approval is required (i) to maintain compliance of the Plan with Rule 16b-3 under the Securities and Exchange Act of 1934; or (ii) by Section 422 of the United States Internal Revenue Code, as amended (the "Code"). If not sooner terminated, the Plan will terminate on, and no options or SARs will be granted after, June 30, 2004.

FEDERAL  INCOME  TAX  CONSEQUENCES

     The following summary is limited to United States federal income tax laws, as in effect on the date of this Information Statement, applicable to persons who are both citizens and residents of the United States. This summary does not purport to cover any foreign, state or local taxes.

     Some of the options issued under the Plan are intended to constitute "incentive stock options" within the meaning of Section 422 of the Code, while other options granted under the Plan are non-qualified stock options. The Code provides for tax treatment of stock options qualifying as incentive stock options that may be more favorable to employees than the tax treatment accorded non-qualified stock options. Generally, upon the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes. The difference between the exercise price of the incentive stock option and the fair market value of the stock at the time of purchase is an item of tax preference which may require payment of an alternative minimum tax. On the sale of shares acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years of the date of grant of the option or within one year from the date of exercise) any gain will be taxed to the optionee as long-term capital gain. In contrast, upon the exercise of a non-qualified option, the optionee recognizes taxable income (subject to withholding) in an amount equal to the difference between the then fair market value of the shares on the date of exercise and the exercise price. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the non-qualified option will be treated
generally  as  capital  gain  or  loss.    Under  rules  applicable  to  U.S.
corporations, no deduction is available to the employer corporation upon the grant or exercise of an incentive stock option (although a deduction may be available if the employee sells the shares so purchased before the applicable holding period expires), whereas, upon exercise of an non-qualified stock option, the employer corporation is entitled to a deduction in an amount equal to the income recognized by the employee.

     Except with respect to death, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain favorable tax treatment at exercise. An option exercised more than three months after an optionee's termination of employment due to retirement cannot qualify for the tax treatment accorded incentive stock options. Such option would be treated as a non-qualified stock option instead. An optionee who retires from employment and exercises an incentive stock option during the three months following his or her termination should qualify to receive incentive stock option tax treatment for that option.

     SARs are taxed as compensation to the employee upon the exercise of the SARs. The employee will recognize ordinary taxable income in the amount received upon the exercise of an SAR. Generally, the employer corporation will realize a deduction for compensation paid upon the exercise of an SAR.


                           1999 DIRECTOR OPTION PLAN

     The 1999 Director Option Plan (the "Director Plan") was approved by the Board of Directors on March 30, 1999 subject to stockholder approval. The Director Plan provides for automatic grants of stock options to non-employee directors. As of the date of this Information Statement, there are five directors of which three are non-employee directors and eligible to participate in the Director Plan. The Company has reserved 200,000 shares of common stock for the grant of options under the Director Plan, subject to anti-dilution adjustments.

SUMMARY  OF  PLAN  PROVISIONS

     The following is a summary of the terms of the Director Plan. This summary is qualified in its entirety by reference to the full text of the Director Plan.

     The Director Plan provides for the automatic grant to non-employee directors of stock options to purchase shares of common stock of the Company. The automatic grants of stock options consist of an initial grant upon the election of a director after March 30, 1999 or, for those non-employee directors serving on August 14, 1996, the adoption of the Plan (the "Initial Grant") and a subsequent grant ("Subsequent Grants") at the time of the annual meeting of stockholders each year.

     Stock  options  under  the  Director  Plan give the optionee the right to purchase a number of shares of the Company's common stock at future dates within ten years of the date of the grant. Each Initial Grant shall become exercisable in installments cumulatively as follows: on the date which is the six month anniversary of the date of grant, for the greater of 1/8th of the shares of common stock subject to the Initial Grant or 1/48th of the shares of common stock subject to the Initial Grant multiplied by the number of full months that the Director has served as a director of the Company on the date of such six month anniversary. Each Subsequent Grant shall become fully exercisable on the first anniversary of the date of grant.

     The exercise price of each option granted under the Director Plan is 100% of the fair market value of the stock on the date of grant. The purchase price to be paid upon exercise of the stock option grants may be paid by (i) cash, (ii) check, (iii) other shares of common stock of the Company which (x) in the case of shares of common stock acquired upon the exercise of a stock option granted under the Director Plan have been owned for more than six months on the date of surrender, and (y) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares of common stock as to which the option is to be exercised, (iv) the sale or loan proceeds from the sale or pledge of all or part of the shares of common stock to be received upon exercise of the option, or (v) any combination of these methods. The fair market value of shares of common stock on a particular date is defined as (i) the closing price of the common stock as quoted on an established stock exchange or a national market system as quoted on such date,
(ii) a mean between the highest and lowest bid and asked price per share of the common stock on the National Association of Securities Dealers Automatic Quotation System ("NASDAQ") or as regularly quoted by a recognized securities dealer for the last trading day before such date, or (iii) in the absence of a reliable market by a formula fixed by the Board of Directors.

     The Director Plan permits an optionee to exercise any outstanding option during the three months after termination as a director, other than termination as a result of death or total and permanent disability To the extent an optionee terminates as a director as a result of death or total and permanent disability, the optionee or the optionee's representative has twelve months from the date of death or termination to exercise the options granted under the Director Plan. An outstanding option may only be exercised to the extent it was exercisable on the date of termination.

     The Board of Directors may amend or terminate the Director Plan subject, to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934, to stockholder approval. No amendment may impair the rights of an option holder of an existing option without his or her consent. If not sooner terminated, the Plan will terminate on and no options may be granted after May 21, 2007.

FEDERAL  INCOME  TAX  CONSEQUENCES

     The following summary is limited to United States federal income tax laws, as in effect on the date of this Information Statement, applicable to persons who are both citizens and residents of the United States. This summary does not purport to cover any foreign, state or local taxes.

     The options granted under the plan will be non-qualified stock options. Upon the exercise of a non-qualified option the optionee recognized taxable income (subject to withholding) in an amount equal to the difference between the then fair market value of the shares on the date of exercise and the exercise price. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the non-qualified option will be treated generally as capital gain or loss. Under the rules applicable to U.S. corporations, no deduction is available to the corporation until the exercise of a non-qualified stock option at which time the corporation is entitled to a deduction in the amount of the income recognized by the optionee.


                         EMPLOYEE STOCK PURCHASE PLAN

     Subject to the approval of the stockholders, the Board of Directors approved an Employee Stock Purchase Plan on March 30, 1999 and approved the form of the Employee Stock Purchase Plan on February 19, 1997 (the "Stock Purchase Plan"). The Stock Purchase Plan affords eligible employees of the Company the option to purchase shares of the common stock of the Company at a discount. The Board of Directors has reserved 100,000 shares of common stock for purchase under the terms of the Stock Purchase Plan, subject to anti-dilution adjustments. The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code.

SUMMARY  OF  PLAN  PROVISIONS

     The following is a summary of the terms of the Stock Purchase Plan. This summary is qualified in its entirety by reference to the full text of the Stock Purchase Plan.

     The Stock Purchase Plan will be open to all eligible employees of the Company. Eligible employees are all part-time and full-time employees of the Company who are regularly scheduled to work more than 20 hours per week and have completed six consecutive months of employment with the Company at an Offering Commencement Date. No employee will be eligible if, after the grant of the option under the Stock Purchase Plan, (i) in the aggregate, the employee owns or has options to purchase more than 5% of the outstanding shares of common stock of the Company or (ii) the employee's right to purchase stock under all employee stock purchase plans of the Company would accrue at a rate which would exceed $25,000 per calendar year.

     The Board of Directors will establish a date to begin each offering under the Stock Purchase Plan. Offering Commencement Dates can be set by the Board of Directors no more often then once every six months. Each offering will last six months.

     During each offering, each eligible employee will be able to elect to apply up to 5% of his base earnings or salary during the six month period of the offering to purchase shares of common stock at a purchase price equal to the lower of (i) 85% of the fair market value of the stock at the Offering Commencement Date, or (ii) 85% of the fair market value of the stock at the sixth month anniversary of the Offering Commencement Date which will be the Offering Termination Date. For purposes of the Stock Purchase Plan, the fair market value of shares of common stock on a particular date is defined as the closing sales price per share of the common stock on NASDAQ as reported for that date, or if there shall have been no reported prices for that date, the closing price on the last preceding date on which a sale or sales were effected on the NASDAQ. If the common stock is not admitted to trading on NASDAQ on the Offering Commencement Date or Offering Termination Date, fair market value is determined by the Board of Directors of the Company. The amount of the employee contributions are applied to the purchase price of the stock on the Offering Termination Date.

     The Board of Directors will have the right to terminate or amend the Stock Purchase Plan, provided, however, the stockholders must approve any amendment (i) to increase the maximum number of shares of common stock which may be issued under the Stock Purchase Plan or (ii) to change the employees who are eligible to purchase common stock under the terms of the Stock Purchase Plan. No amendment or termination of the Stock Purchase Plan will terminate or affect any outstanding options to purchase stock. The Stock Purchase Plan has no fixed termination date.

FEDERAL  INCOME  TAX  CONSEQUENCES

     The following summary is limited to United States federal income tax laws, as in effect on the date of this Information Statement, applicable to persons who are both citizens and residents of the United States. This summary does not purport to cover any foreign, state or local taxes.

     Enrollment  or  Purchase  of  Shares  under  the Stock Purchase Plan.  No
     --------------------------------------------------------------------
federal income tax consequences arise at the time of a participating employee's enrollment in the Stock Purchase Plan or upon the purchase of common stock under the Stock Purchase Plan. However, as discussed below, if a participating employee disposes of common stock acquired under the Stock Purchase Plan, the employee will have the federal income tax consequences described below in the year of disposition. Amounts withheld by payroll deduction are subject to federal income tax as though such amounts had been paid in cash.

     Dispositions Prior to End of Holding Period.  If a participating employee
     -------------------------------------------
disposes of common stock purchased under the Stock Purchase Plan within two years after the enrollment date or within one year after the transfer of the common stock to the employee (the "Holding Period"), the employee will have included in his or her compensation taxable as ordinary income in the year of disposition an amount equal to the difference between (A) the fair market value of the common stock on the date of purchase of the shares and (B) the price paid by the employee for the shares, regardless of the price received in connection with the disposition of the shares. The amount of such ordinary income is added to the purchase price and becomes part of the cost basis for that common stock for federal income tax purposes. If the disposition of the common stock involves a sale or exchange, the employee generally will also realize a short-term capital gain or loss equal to the difference between the employee's cost basis (calculated pursuant to the preceding sentence) and the proceeds from the sale or exchange.

     Dispositions  after  the  End  of the Holding Period.  If a participating
     ----------------------------------------------------
employee disposes of common stock purchased under the Stock Purchase Plan after the end of the Holding Period or if the employee dies at any time while owning such common stock, the employee (or his or her estate) will have included in their compensation taxable as ordinary income in the year of disposition (or death) an amount equal to the lesser of (1) the excess of the fair market value of the common stock on the enrollment date over the purchase price paid by the employee for the shares, or (2) the excess of the fair market value of the common stock on the date of disposition (or death) over the purchase price paid by the employee for the shares. The amount of any such ordinary income is added to the cost basis of that common stock for federal income tax purposes. The cost basis is therefore the sum of the purchase price of the common stock and the ordinary income recognized from the formula above. If the disposition of the common stock involves a sale or exchange, the employee will also realize a long-term capital gain or loss equal to the difference between his or her cost basis (calculated pursuant to the preceding sentence) and the proceeds from the sale or exchange.

     Tax  Consequences  to  the Company.  The Company is not entitled to a tax
     ----------------------------------
deduction upon the grant, exercise, purchase or subsequent transfer of shares of common stock acquired on the purchase date, provided the participating employee holds the shares received for the Holding Period. If the employee transfers the common stock before the end of that period, the Company will have a deduction at the time the employee recognizes ordinary income in an amount equal to the amount of ordinary income such person is required to recognize as the result of such transfer during that period; provided, however, that the Company may not be entitled to the deduction to the extent that the employee's compensation (including the ordinary income that the employee is required to recognize as a result of such transfer) exceeds $1 million.

     A COPY OF THE COMPANY'S FORM 10-KSB MAY BE OBTAINED BY WRITTEN REQUEST FROM JONATHAN C. GILCHRIST, ESQ., 4301 WINDFERN, SUITE 2001, HOUSTON, TEXAS 77041.


                             AMENDMENT TO BY LAWS

     Pursuant to the Consent the By Laws of the Company will be amended to increase the maximum age of officers and directors from 70 years to 80 years.

     The decision to amend the By Laws was based on the desire of management to include the persons of significant business experience and not eliminate their eligibility because of age.